BRADLEY PHARMACEUTICALS, INC.
                     CONDENSED CONSOLIDATED
                    STATEMENTS OF OPERATIONS
                         (UNAUDITED)



                                                   Three Months Ended
                                                       March 31,
                                              ---------------------------
                                                2001                2000
                                              ---------------------------


Net sales                                 $   5,283,109      $   2,797,292
Cost of sales                                   987,654            877,965
                                              ---------          ---------
                                              4,295,455          1,919,327
                                              ---------          ---------

Selling, general and
  administrative expenses                     3,534,639          2,900,137
Depreciation and amortization                   244,214            244,632
Interest expense - net                           39,987             57,447
Loss due to impairment of asset                     -            3,897,000
                                              ---------          ---------
                                              3,818,840          7,099,216
                                              ---------          ---------
Income (loss) before
  income taxes                                  476,615         (5,179,889)

Income tax expense (benefit)                    172,000           (500,000)
                                              ---------          ---------
Net income (loss)                            $  304,615        $(4,679,889)
                                              =========          =========

Net income (loss)
  per common share
    Basic & Diluted                          $     0.04        $     (0.59)
                                              =========          =========

Weighted average number
  of common shares
    Basic                                     7,970,000          7,890,000
                                              =========          =========
    Diluted                                   8,600,000          7,890,000
                                              =========          =========

          See Notes to Condensed Consolidated Financial Statements